Exhibit 10.4

Execution Copy

AMENDMENT NO. 2 TO CREDIT AGREEMENT
This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), effective as of November 25, 2015, is entered into by and among VARIAN MEDICAL SYSTEMS, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement) (in such capacity, the “Administrative Agent”), and as Swingline Lender and L/C Issuer, and each of the Lenders signatory hereto. Each capitalized term used and not otherwise defined in this Amendment has the definition specified in the Credit Agreement.
RECITALS
A.    The Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of August 27, 2013 (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”), pursuant to which the Lenders have made available to the Borrower a term loan credit facility and a revolving credit facility;
B.    The Borrower has requested an increase in the Aggregate Revolving Credit Commitments in a principal amount of $200,000,000 pursuant to Section 2.14(a)(i) of the Credit Agreement (the “Second Amendment Revolving Credit Increase”);
C.    The Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement as described below, including, without limitation, to implement the Second Amendment Revolving Credit Increase; and
D.    Subject to the terms and conditions of this Amendment, the Administrative Agent and the Lenders signatory hereto are willing to effect such amendments on the terms and conditions as set forth herein.
NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendments to Credit Agreement. Subject to the covenants, terms and conditions set forth herein, the Credit Agreement is amended as follows:
(a)    Section 1.01 is amended to include the following defined terms in the appropriate alphabetical order therein:
“‘Second Amendment’ means that certain Amendment No. 2 to Credit Agreement dated as of November 25, 2015, by and among the Borrower, the other Loan Parties signatories thereto, the Lenders signatories thereto and the Administrative Agent.”
“‘Second Amendment Effective Date’ means the first date that all the conditions precedent set forth in Section 3 of the Second Amendment are satisfied in accordance with the terms of the Second Amendment.”
“‘Second Amendment Fee Letter’ means the letter agreement dated November 25, 2015, by and among Borrower, Bank of America and the Arranger.”
(b)    The definition of “Aggregate Revolving Credit Commitments” in Section 1.01 of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“‘Aggregate Revolving Credit Commitments’ means the Revolving Credit Commitments of all the Revolving Credit Lenders. As of the Second Amendment Effective Date, the Aggregate Revolving Credit Commitments shall be $500,000,000.”
(c)    The grid contained in the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:
“

		Revolving Credit Loans			Term Loans
Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate + Letters of Credit	Base Rate +	Eurodollar Rate +	Base Rate +
1	Less than 0.50 to 1.00	0.125%	1.125%	0.125%	0.875%	0.000%
2	Greater than or equal to 0.50 to 1.00 but less than 1.00 to 1.00	0.150%	1.250%	0.250%	1.000%	0.000%
3	Greater than or equal to 1.00 to 1.00	0.200%	1.375%	0.375%	1.125%	0.125%
”
(d)    Clause (b) of the definition of “Change of Control” in Section 1.01 of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:
“(b)    during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) who were nominated or appointed by individuals referred to in clause (i) above constituting at the time of such nomination or appointment at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or”
(e)    The definition of “Designated Jurisdiction” in Section 1.01 of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:
“‘Designated Jurisdiction’ means any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction.”
(f)    The definition of “Eurodollar Rate” in Section 1.01 of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:
“‘Eurodollar Rate’ means:
(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and
(c)    if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement;
provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.”
(g)    The definition of “Fee Letter” in Section 1.01 of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:
“‘Fee Letter’ means, collectively, (i) the letter agreement, dated July 19, 2013, among the Borrower, the Administrative Agent and the Arranger and (ii) the Second Amendment Fee Letter.”
(h)    The definition of “Sanction(s)” in Section 1.01 of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:
“‘Sanction(s)’ means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury or other relevant sanctions authority.”
(i)    Section 2.14(a)(i) of the Credit Agreement is amended by deleting it in its entirety and the following is inserted in lieu thereof:
“(i)    Request for Revolving Credit Increase. Provided there exists no Default that is then continuing, upon notice to the Administrative Agent (which shall promptly notify the Revolving Credit Lenders), the Borrower may from time to time after the Second Amendment Effective Date, request an increase in the Aggregate Revolving Credit Commitments (each, a “Revolving Credit Increase”) by an amount (for all such requests) not exceeding the sum of (A) $100,000,000 plus (B) unlimited additional Revolving Credit Increases so long as, after giving pro forma effect thereto, the Borrower is in compliance with each of the covenants set forth in Section 7.11 as of the end of the latest fiscal quarter for which internal financial statements are available (assuming for such calculation that any Revolving Commitment Increases are fully drawn); provided that (i) any such request for a Revolving Credit Increase shall be in a minimum amount of $50,000,000, and (ii) the Borrower may make a maximum of three such requests for Revolving Credit Increases. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Credit Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Revolving Credit Lenders).”

(j)    Section 5.22 of the Credit Agreement is amended by deleting it in its entirety and the following is inserted in lieu thereof:
“5.22    OFAC. No Loan Party, nor, to the knowledge of any Loan Party, any Related Party, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, any Lead Arranger, the Administrative Agent, the L/C Issuer or the Swing Line Lender) of Sanctions. The Borrower and its Subsidiaries have conducted their businesses in compliance with applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with applicable Sanctions.”
(k)    Article V of the Credit Agreement is further amended by inserting the following new Section 5.23 after Section 5.22:
“5.23    Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.”
(l)    Section 7.11(a) of the Credit Agreement is amended by deleting it in its entirety and the following is inserted in lieu thereof:
“(a)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter of the Borrower to be greater than 2.00 to 1.00.”
(m)    Article VII of the Credit Agreement is further amended by inserting the following new Sections 7.15 and 7.16 after Section 7.14:
“7.15    Sanctions.    Directly or indirectly, use and shall procure that its or their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.
7.16    Anti-Corruption Laws. Directly or indirectly use, and shall procure that its or their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.”

(n)    Section 10.17 of the Credit Agreement is amended by deleting it in its entirety and the following is inserted in lieu thereof:
“10.17    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, Assignment and Assumptions, amendments or other Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.”
(o)    Schedule 2.01 to the Credit Agreement is amended by deleting it in its entirety and replacing it with Schedule 2.01 attached to this Amendment.
2.    Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent as follows:
(a)    At the time of and immediately after giving effect to this Amendment, the representations and warranties made by the Borrower in Article V of the Credit Agreement, and in each of the other Loan Documents to which it is a party, are true and correct in all material respects (except that if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation and warranty shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (except that if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation and warranty shall be true and correct in all respects) as of such earlier date;
(b)    After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing;
(c)    Since the date of the most recent financial reports of the Borrower delivered pursuant to Section 6.01 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;
(d)    As of the date hereof, there are no Persons that are required to be a party to the Guaranty pursuant to the terms of the Credit Agreement and the other Loan Documents;
(e)    This Amendment has been duly authorized, executed and delivered by the Borrower and each other Loan Party and constitutes the legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(f)    The Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent, any Lender or any other Person; and
(g)    The obligations of the Borrower under the Credit Agreement and each other Loan Document are not subject to any defense, counterclaim, set-off, right of recoupment, abatement or other claim.
3.    Effective Date. This Amendment will become effective on the date on which each of the conditions precedent set forth in this Section 3 has been satisfied (the “Effective Date”):
(a)    The Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:
(i)    original counterparts of this Amendment, duly executed by the Borrower, the Administrative Agent, and the Required Lenders, together with all schedules thereto duly completed;
(ii)    a Secretary’s Certificate regarding resolutions and incumbency certificates evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party;
(iii)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and each Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(iv)    such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably request;
(b)    All fees payable to the Administrative Agent, the Arranger or any Lender pursuant to the Second Amendment Fee Letter shall have been paid in full, in accordance with the terms of the Second Amendment Fee Letter; and
(c)    Unless waived by the Administrative Agent, all other fees and expenses of the Administrative Agent and the Lenders (including the reasonable fees and expenses of counsel to the Administrative Agent to the extent invoiced prior to the date hereof) in connection with this Amendment shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).
4.    FATCA Certification. Solely for purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Amendment, theBorrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
5.    Reservation of Rights. The Borrower acknowledges and agrees that neither the execution nor the delivery by the Administrative Agent and the Lenders signatory hereto of this Amendment shall (a) be deemed to create a course of dealing or otherwise obligate the Administrative Agent or the Lenders to execute similar amendments, consents or waivers under the same or similar circumstances in the future or (b) be deemed to create any implied waiver of any right or remedy of the Administrative Agent or the Lenders with respect to any term or provision of any Loan Document.
6.    Entire Agreement. This Amendment, together with the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.
7.    Full Force and Effect of Credit Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.
8.    Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and performed entirely within such State, and shall be further subject to the provisions of Sections 11.14 and 11.15 of the Credit Agreement.
9.    Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.
10.    References. From and after the date hereof, all references in the Credit Agreement and any of the other Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby and as from time to time hereafter further amended, modified, supplemented, restated or amended and restated.
11.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, each other Loan Party, the Administrative Agent, each Lender and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement. No third party beneficiaries are intended in connection with this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and effective as of the date first above written.

VARIAN MEDICAL SYSTEMS, INC.
By:	/s/ Franco N. Palomba
Name:	Franco N. Palomba
Title:	Senior Vice President, Finance and Treasurer

Signature Page to Amendment No.2 to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Dora A. Brown
Name:	Dora A. Brown
Title:	Vice President

Signature Page to Amendment No. 2 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ John C. Plecque
Name:	John C. Plecque
Title:	Senior Vice President

Signature Page to Amendment No. 2 to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Matt Jurgens
Name:	Matt Jurgens
Title:	Senior Vice President

Signature Page to Amendment No. 2 to Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ David W. Kee
Name:	David W. Kee
Title:	Managing Director

Signature Page to Amendment No. 2 to Credit Agreement

JPMORGAN CHASE BANK N.A., as a Lender and L/C Issuer

By:	/s/ Dawn L. LeeLum
Name:	Dawn L. LeeLum
Title:	Executive Director

Signature Page to Amendment No. 2 to Credit Agreement

MORGAN STANLEY BANK N.A., as a Lender

By:	/s/ Alice Lee
Name:	Alice Lee
Title:	Authorized Signatory

Signature Page to Amendment No. 2 to Credit Agreement

Schedule 2.01
Commitments and Applicable Percentages

Lender	Revolving Credit Commitment	Applicable Revolving Credit Percentage	Term Loan Commitment	Applicable Percentage of Term Loan Commitment
Bank of America, N.A.	$173,333,333.33	34.666666670%	$200,000,000.00	40.000000000%
Wells Fargo Bank, National Association	$116,666,666.67	23.333333330%	$125,000,000.00	25.000000000%
Sumitomo Mitsui Banking Corporation	$116,666,666.67	23.333333330%	$125,000,000.00	25.000000000%
JPMorgan Chase Bank, N.A.	$58,333,333.33	11.666666670%	$50,000,000.00	10.000000000%
Morgan Stanley Bank, N.A.	$35,000,000.00	7.000000000%	---	---
Total	$500,000,000.00	100.000000000%	$500,000,000.00	100.000000000%

Schedule 2.01